Free writing prospectus dated April 29, 2025
Filed pursuant to Rule 433 of the Securities Act of 1933, as amended
Relating to Preliminary Prospectus dated April 9, 2025
Registration No. 333-283705

Grande Group Limited



INVESTOR PRESENTATION

April 2025

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Free Writing Prospectus Statement 03

Forward-Looking Statements 04

Offering Summary 05

Company Overview 06

Market Overview 12

Investment Highlights 19

Financial Highlights 24

Our Strategy 28

Appendix 31

Contacts 35

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Free Writing Prospectus Statement Investor Presentation This free writing prospectus relates to the proposed public offering of ordinary shares ("Shares") of Grande Group Limited ("we", "us", or "our") and should be read together with the Registration Statement we filed with the U.S. Securities and Exchange Commission (the "SEC") for the offering to which this communicationsrelates and may be accessed through the following web link: https://www.sec.gov/Archives/edgar/data/2027722/000121390025030179/ea0206927 - 13.htm The Registration Statement has not yet become effective. Before you invest, you should read the prospectus in the Registration Statement (including the risk factors described therein) and other documents we have filed with the SEC in their entirety for more complete information about us and the offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. Alternatively, we or our underwriter will arrange to send you the prospectus if you contact either Cathay Securities, Inc, orour company via the details below. Grande Group Limited Suite 2701, 27/F., Tower 1, Admiralty Center, 18 Harcourt Road, Admiralty, Hong Kong Email: info@grande - capital.com Tel: +852 3890 3601 Cathay Securities, Inc. 40 Wall Street, Suite 3600 New York, NY10005 United States Email: service@cathaysecurities.com Tel: + 1 855 - 939 - 3888 Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. 3

Investor Presentation

4

Forward-Looking Statements

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "goal," "objective," "anticipate," "believe," "estimate," "predict," "potential," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, future financial and operating results, including revenues, income, expenditures, cash balances and other financial items; our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our growth strategies; current and future economic and political conditions; expected changes in our revenues, costs or expenditures; our expectations regarding demand for and market acceptance of our services; our expectations regarding our client base; our ability to obtain, maintain or procure all necessary government certifications, approvals, and/or licenses to conduct our business, and in the relevant jurisdictions in which we operate; competition in our industry; relevant government policies and regulations relating to our industry; our capital requirements and our ability to raise any additional financing which we may require; our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business; overall industry, economic and market performance; other assumptions described in this prospectus underlying or relating to any forward-looking statements.

You should refer to the section titled "Risk Factors" for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

O f f e r i n g S u mm a r y Grande Group Limited Issuer NASDAQ: GRAN Ticker 17,750,000 Class A Ordinary Shares and 5,000,000 Class B Ordinary Shares Pre - offering shares outstanding 1,875,000 Class A Ordinary Shares (2,156,250 if the underwriter exercises its over - allotment option in full) Securities offered $4 - $6 Price range $7,500,000 (based upon an assumed initial public offering price of $4 per Ordinary Share, which is the proposed minimum offering price) (or approximately $8,625,000 assuming the underwriter exercises its over - allotment option in full) Gross proceeds (i) 30.0% for strengthening our corporate finance advisory business (ii) 25.0% for developing our asset management business (iii) 20.0% for increasing our liquid capital to establish our Equity Capital Market services for Hong Kong market (iv) 25.0% for general working capital and corporate purposes Use of proceeds Cathay Securities, Inc. Underwriter Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Investor Presentation 5

Grande Group Limited

Company Overview 06



Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

7



Our mission is to become one of the most successful integrated financial service providers in Hong Kong and offer tailored, innovative financial solutions to clients in Asia.

Headquartered in Hong Kong, we are a holding company incorporated in the British Virgin Islands, and all of our business is carried out by our wholly-owned Operating Subsidiary in Hong Kong, Grande Capital.

Grande Capital is a boutique financial firm that focuses on providing quality corporate finance advisory services to clients in Asia, and acts as sponsor to companies aspiring to list on the Hong Kong Stock Exchange.

We have experienced growth in our client base since our establishment, sponsoring and completing 16 successful IPOs on the Hong Kong Stock Exchange.

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Company Overview 8

What We Do

IPO Sponsorship & Related Services

IPO Sponsorship

- Advising & guiding IPO applicants
- Conducting due diligence
- Coordinating listing progress
- Primary channel of communication with regulators, i.e. HKSE & HKSFC

Underwriting services

- Participating in IPO underwriting syndicates

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Company Overview 9

What We Do

Corporate Financial Advisory Services

General advisory services

1 Advice on terms, structures, and regulatory implications related to transactions, including takeovers, M&A, & investments

2 Project coordination for companies seeking to list on other stock exchanges such as U.S. exchanges

Independent financial advisory services

Advice for independent board committee members & independent shareholders of companies listed on the HKSE

Compliance advisory services

Advice on post-listing compliance matters for listed companies in Hong Kong

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Company Overview 10

League Table

Since the commencement of our business, Grande Capital has been an active player in the equity capital market in Hong Kong.

According to an industry report commissioned by us and prepared by Migo Corporation Limited, Grande Capital ranked 10th out of 301 corporations licensed to carry out Type 6 regulated activity, in terms of number of deals for financial advisers in Hong Kong from March 31, 2023 to March 31, 2024, with a market share of 3.6%.

Rank	Company Name	Deal Count	Market Share (%)
1	CHINA INTERNATIONAL CAPITAL CORPORATION HONG KONG SECURITIES	50	30.3
2	MORGAN STANLEY ASIA	19	11.5
3	HUATAI FINANCIAL HOLDINGS (HONG KONG)	16	9.7
4	CHINA SECURITIES (INTERNATIONAL) CORPORATE FINANCE COMPANY	15	9.1
5	GOLDMAN SACHS (ASIA) L.L.C.	13	7.9
6	J.P. MORGAN SECURITIES (FAR EAST)	11	6.7
7	CITIGROUP GLOBAL MARKETS ASIA	10	6.1
8	HAITONG INTERNATIONAL CAPITAL	10	6.1
9	UBS SECURITIES HONG KONG	9	5.5
10	GRANDE CAPITAL LIMITED	**6**	**3.6**
	TOTAL DEAL COUNT	**159**	**96.5**

SOURCES: AASTOCKS, MIGO

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Company Overview 11

Our Story So Far

We have experienced growth in our client base since our establishment

2018
Obtained **Type 6** license (advising on corporate finance) from HKSFC

2022
— Obtained **Type 1** license (dealing in securities) from HKSFC
— Began coordinating non-HKSE listing projects, such as IPOs in the U.S.
— Began participating in **underwriting** syndicates in IPOs where Grande is acting as sponsor

2023
Ranked **#10** among Type 6 regulated corporate finance advisers, based on deal count

2024
Filed for **NASDAQ IPO**

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Grande Group Limited



Market Overview 12

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.x

Investor Presentation Market Overview 13

The Hong Kong Stock Exchange

Main Board For more established companies

2,283 companies

SOURCE: HKSE

CAGR

4.4%

Since 2014

GEM Market with lower listing eligibility criteria

326 companies

SOURCE: HKSE

CAGR

5.3%

Since 2014

Number of Listing Applications


Main Board
GEM
201
195
360
129
357
85
286
38
372
25
184
11
111
5
64
2
2017
2018
2019
2020
2021
2022
2023
1Q 2024

SOURCE: HKSE, MIGO

Number of Newly Listed Companies


Main Board
GEM
94
80
143
75
168
15
146
8
97
1
90
73
12
2017
2018
2019
2020
2021
2022
2023
1Q 2024

SOURCE: HKSE, MIGO

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Market Overview 14

The Hong Kong Capital Market

One of the world's largest securities markets, an international financial hub and gateway to Mainland China

The world's 15 biggest stock exchanges as of end-2023

Market capitalization, $ trillions


25.6
With a market capitalization of $3.97 trillion, the HKSE was ranked the 8th largest stock market globally
1.97
KR
CH
NORTHERN EU
DE
SA
CA
UK
HK
SHENZHEN
IN
JP
SHANGHAI
EURONEXT
NASDAQ
NYSE

SOURCES: HKSFC, MIGO

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Market Overview 15

IPO & Post-IPO Fundraising Activities

A strong and active fund raising market in Hong Kong will widen our pool of potential clients

Funds Raised from Hong Kong IPOs
HK$ billions



Rebound in post-IPO fundraising after 2020, with post-IPO funds raised (HK$441.9b) exceeding funds raised from IPOs (HK$328.9b)
128.2
286.5
312.9
397.5
328.9
104.6
46.3
48
2017
2018
2019
2020
2021
2022
2023
1Q 2024

SOURCE: HKSE, MIGO

Funds Raised Via Post-IPO Fundraising Activities In Hong Kong
HK$ billions



Significant rebound in **both IPO and Post-IPO funds** raised in **1Q 2024**, exceeding funds raised in the entirety of 2023
451.7
255.2
139.1
346.1
441.9
149.5
104.4
256
2017
2018
2019
2020
2021
2022
2023
1Q 2024

SOURCE: HKSE, MIGO

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Market Overview 16

Takeovers, Mergers, Privatizations & Buybacks

Hong Kong remains an active market for Takeovers Code-related transactions[1], creating ample opportunities for us to participate as financial advisers

Hong Kong Takeovers Code-related Transactions

Year ended March 31


127
112
91
76
107
93
73
2016/2017
2017/2018
2018/2019
2029/2020
2020/2021
2021/2022
2022/2023

SOURCE: HKSFC, MIGO

Number of Hong Kong Takeovers Code-related Applications

Year ended March 31


367
289
282
283
362
292
232
2016/2017
2017/2018
2018/2019
2029/2020
2020/2021
2021/2022
2022/2023

SOURCE: HKSFC, MIGO

[1] In Hong Kong, all takeover, merger, privatization and share buy-back activities affecting public companies are regulated by the Codes on Takeovers and Mergers and Share Buy-backs, also known as the "Hong Kong Takeovers Codes". Takeovers activities related transactions include general and partial offers, privatizations, share repurchases, whitewash waiver applications, off-market transactions, and general offer share buy-backs.

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Market Overview 17

Market Drivers

Internationalization of Hong Kong Capital Market

— Freedom of capital flow; no limit on foreign investments in Hong Kong stock market, no foreign exchange controls
— Active participation of global financial institutions

Diversification of Funding & Products

— Diverse sources of capital (ie. IPOs, secondaries, M&A, financing activities, ETFs)
— Diverse range of financial products (incl. equities, debt, derivative products, trusts, funds, structured products)

Comprehensive, Evolving Regulatory Regime

— Comprehensive & sophisticated capital market regulatory system with supervision by the HKSFC & HKSE
— Well-established and transparent legal system

Hong Kong as The Gateway to China

— Hong Kong plays a strategic role linking Mainland China with international financial markets
— Hong Kong is poised to benefit from increased capital inflow from China, with Chinese investors seeking higher returns

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Market Overview 18

Entry Barriers

Regulatory Requirements

High cost for new entrants to meet licensing conditions and ongoing regulatory requirements under the Securities and Futures Ordinance (SFO)

Capital Requirements

Minimum paid-up share capital and liquid capital[1] requirements

[1]In the case of Type 6 (advising on corporate finance) regulated activity where the corporation is qualified to act as a sponsor, which is the case for Grande Capital, the minimum paid-up share capital and the minimum liquid capital requirement is HK$10mm and HK$3mm espectively.

Human Capital Constraints

Finance is a labor-intensive industry with a firm's growth highly dependent on the ability of its management team, but there is a limited number of skilled professionals

Fierce Competition

New players need to compete with various players including international investment banks, PRC-funded securities groups, and local securities companies, that typically have years of experience, talent, reputation and large client bases

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Grande Group Limited

Investment Highlights

19

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Investment Highlights 20

Competitive Strengths

Wide Range of Corporate Advisory Services

We are capable of addressing client needs across different stages in the equity market with tailored, innovative solutions

Pre-IPO

Adviser on different aspects including
— Corporate reorganization
— Financial management
— Selection of professional parties
— Formulation of business strategies

IPO

Sponsor & underwriter (if applicable)
— Advise and guide applicants
— Due diligence
— Coordinate listing progress
— Communication with Regulators

Post-IPO

— Advice on transactions involving the HK Listing Rules or HK Takeovers Code
— Independent financial adviser rendering recommendations & opinions
— Compliance advisory services

We believe all-rounded service portfolio and service quality are crucial to our success and contribute to our ability to adapt in the ever-changing financial market

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Investment Highlights 21

Competitive Strengths

Track Record of Success & Established Customer Base

We serve clients from a wide spectrum of industries, with our client base spanning Hong Kong, the PRC and Singapore

Ranked
#10
among Type 6 regulated corporate finance advisers, based on deal count

16 IPOs
since securing our Type 6 license in 2018

HK$100mm - HK$200mm
Our typical IPO offering size

+62%
Increase in our number of clients for the year ended March 31, 2024

We believe our strong track record enables us to obtain referrals from our clients and creates new business opportunities for us

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Investment Highlights 22

Management Team

Experienced & Dedicated Management Team



Yujie, CHEN CEO & Chair of the Board Responsible for overall management, formulation of business strategies & day-to-day management of our operations

- Over 10 years of experience in corporate finance, business and administrative management
- Partner, Boyuan Hongsheng Investment, advising on corporate investments, pre-IPO investment and M&A (2015-2019); Manager, Retail Banking, China Guangdong Development Bank, Shenzhen (2013-2014)
- Bachelor of Accountancy, Wuhan University; Master of Business Administration, University of Hong Kong



Ying Wo Sammy, HO Director Responsible for overall management, M&A and corporate/commercial transaction matters

- Over 10 years of experience in corporate finance
- Director, Leading Securities Company Limited, a licensed corporation under the HKSFC
- Partner, Omni Spectrum Capital Partners, a boutique private equity firm based in Singapore
- BSc. in Physics with Theoretical Physics, Imperial College London; MSc. in Finance and Economics, London School of Economics and Political Science



Ka Wing Eric, LAW Chief Financial Officer

- Over 9 years of experience in financial and audit operations
- Extensive experience in performing audits on listed companies and preparing financial statements
- Non-Executive Director of China Next-Gen Commerce and Supply Chain Limited, an HKEX-listed company
- Bachelor of Law, University of Warwick; Certified Public Accountant, Hong Kong Institute of Certified Public Accountants

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Investment Highlights 23

Independent Directors

A highly qualified Board with deep experience in capital markets



Henry Cheuk Sang, WONG Independent Director Nominee, Chairman of the Audit Committee

- Over 15 years of experience in the financial industry, including roles as Vice President of Global Risk and Analysis, Investment Management, Morgan Stanley Asia Limited (2018-2023), Vice President of Global Risk and Analysis, Morgan Stanley Investment Management (2014-2018)
- B.S., Applied Economics & Management, Cornell University; Master of Applied Data Science, University of Michigan
- Chartered Financial Analyst, CFA Institute; Financial Risk Manager, Global Association of Risk Professionals



Jin, LI Independent Director Nominee, Chairman of the Nominating Committee

- Zhang Yonghong Professor in Economics and Strategy, Area Head of Management and Strategy, Hong Kong University (2022-present)
- Previously tenured associate professor of managerial economics and strategy, London School of Economics (2017 - 2018), Assistant professor of strategy, Kellogg School of Management, Northwestern University (2007-2017)
- B.A. in Economics and Math, Wesleyan University; BSc. Applied Math, California Institute of Technology; PhD. in Economics, MIT



Sing Kwong Simon, LAM Independent Director Nominee, Chairman of the Compensation Committee

- Professor of Management and Strategy, Faculty of Business and Economics, Hong Kong University (2006-present)
- Independent Non-Executive Director of HKEX-listed firms Jacobson Pharma Corporation Limited, Kwan On Holdings Limited, Overseas Chinese Town (Asia) Holdings Limited, and Qingci Games Inc.; previously Independent Non-Executive Director, HKEX-listed Sinomax Group Limited (2014-2023)
- PhD. in Commerce, Australian National University

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Grande Group Limited


Financial
Highlights
24

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Financial Highlights 25

Results of Operations Year Ended March 31

Revenue rose 17.0% year-on-year, driven mainly by higher demand for sponsoring and underwriting services

Financial Performance For The Year Ended March 31, 2023

US$ millions

(Audited)


3.87
2.32
1.28
REVENUE
GROSS PROFIT
NET INCOME

Financial Performance For The Year Ended March 31, 2024

US$ millions

(Audited)


4.53
3.01
1.80
REVENUE
GROSS PROFIT
NET INCOME

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Financial Highlights 26

Our Revenue: A Deeper Look

Composition of our revenue for the year ended March 31, 2024

By segment

Based on audited consolidated statements of operations for the year ended March 31, 2024

IPO sponsorship and related services	73.8%
Corporate financial advisory services	26.2%



By geography

Based on audited consolidated statements of operations for the year ended March 31, 2024

Hong Kong	**59.2%**
IPO sponsorship and related services	42.3%
Corporate financial advisory services	16.9%
The People's Republic of China	**34%**
IPO sponsorship and related services	28.2%
Corporate financial advisory services	5.8%
Singapore	**6.8%**
IPO sponsorship and related services	3.5%
Corporate financial advisory services	3.3%



Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Financial Highlights 27

Results of Operations 6 Months Ended September 30

Improved performance driven by higher revenue, increased gross profit (GP) margin and lower administrative expenses

Financial Performance, 6 Months Ended September 30, 2023
US$ millions
(Unaudited)

Financial Performance, 6 Months Ended September 30, 2024
US$ millions
(Unaudited)


Our GP margin rose from 37.2% to **71.5%** during the interim period
1.55
REVENUE
0.58
GROSS PROFIT
-0.27
NET LOSS
1.75
REVENUE
1.25
GROSS PROFIT
0.44
NET INCOME

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Grande Group Limited


Our Strategy
28

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Our Strategy 29

Growth Strategies

We aim to become an integrated financial service provider in Hong Kong, a platform for one-stop financial services tailored to our customers' specific needs

Develop our corporate finance advisory business

+ Widen our corporate finance advisory team

+ Recruit talent with expertise in **international financial market activities**, such as capital raising projects involving the **New York Stock Exchange**, **NASDAQ**, **Euronext** & **Japan Exchange Group**

Develop our equity capital market (ECM) business

+ Expand the scope of our underwriting business to **include IPOs led by other sponsors** & **other secondary fund-raising exercises**

+ **Widen our network** of potential opportunities through the expansion of our ECM team

Set up our asset management business

+ Apply for **Type 4** (advising on securities) & **Type 9** (asset management) HKSFC licenses

+ Recruit asset management professionals with relevant experience & networks

+ Set up **investment funds** focused on companies with strong growth potential, R&D capabilities and/or products in highly sought-after sectors ie. AI, semiconductors & developing markets

Ramp up branding activities

Conduct additional marketing and public relation activities **locally** in Hong Kong & **globally** in Southeast Asia and the U.S.

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Our Strategy 30

Use of Proceeds

Raising $5.84 million to fuel our growth


$1.75mm or 30%
Corporate finance advisory
$1.46mm or 25%
Asset management
$1.46mm or 25%
General working capital & corporate purposes
$1.17MM or 20%
Equity capital market (ECM)

Corporate finance advisory

Leverage our success in Hong Kong to grow tap rising demand for U.S. IPOs

— Strengthen our corporate finance advisory business
— Target clients planning overseas listings

Asset management

Deliver a more comprehensive range of services to institutional & professional investors

— Develop our asset management business
— Recruit talent with relevant experience & networks

Equity capital market (ECM)

— Develop our ECM services business
— Increase our liquid capital

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Grande Group Limited

Appendix

31

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Appendix 32

Corporate Structure


Tak Kai Raymond, TAM
100%
Rosy Beauty Investments Limited
British Virgin Islands
Yujie, CHEN
100%
100%
Blazing Success Holdings Limited
British Virgin Islands
Ocean Empire Group Limited
British Virgin Islands
75%
25%
Grande Holding Limited
Cayman Islands
Other Existing <5% Shareholders (1)
Public Shareholding
Pre-offering: 85.60% Class A Ordinary Shares; 100% Class B Ordinary Shares
Post-offering: 77.42% Class A Ordinary Shares; 100% Class B Ordinary Shares
Pre-offering: 14.40% Class A Ordinary Shares
Post-offering: 13.02% Class A Ordinary Shares
Pre-offering: 0% Class A Ordinary Shares
Post-offering: 9.55% Class A Ordinary Shares
Grande Group Limited (2)
British Virgin Islands
Tin Duk Victor, CHANG
49%
100%
51%
Grande Capital Limited (3)
Hong Kong
Grande Securities Limited (4)
Hong Kong

(1) As of the date of the prospectus, there are 3 (three) shareholders of record that have shareholding less than 5%.
(2) Grande Group Limited is a holding company with no operations of its own. The Class A Ordinary Shares offered in this prospectus are those of Grande Group Limited.
(3) Grande Group Limited conducts all its operations through its wholly-owned operating entity, Grande Capital Limited, which is incorporated under the laws of Hong Kong.
(4) Grande Securities Limited is a partially owned subsidiary of Grande Group Limited. Grande Securities Limited is not engaging in any business and is currently dormant.

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Appendix 33

Summarized financial statements

($)	Year ended March 31, 2023 (Audited)	Year ended March 31, 2024 (Audited)	YoY	Summary
Revenue	3,870,967	4,529,196	+17.0%	The increase in revenue was mainly because of the increase in revenue from sponsoring and underwriting services.
Cost of revenue	1,547,218	1,519,277		Cost of revenue consists primarily of staff costs and project related costs. Our cost of revenue remained stable at approximately $1.5 million for both the years ended March 31, 2024 and 2023.
Gross profit	2,323,749	3,009,919	+29.5%	
Gross profit margin	60.0%	66.5%		The increase in gross profit margin in the year ended March 31, 2024 was mainly attributable to an increase in the provision of IPO sponsorship services and underwriting and placing services while such services are provided by our in-house employees and their salaries, which are a core part of our cost of revenue, remained relatively stable.
General and administrative expenses	891,614	887,036		Our general and administrative expenses remained stable at approximately $0.9 million for both the years ended March 31, 2024 and 2023.
Total operating expenses	891,614	887,036		
Operating income	1,432,135	2,122,883		
Government subsidies	53,846	-		Our government subsidies were mainly subsidies received from the Hong Kong government as COVID-19 relief measures in the year ended March 31, 2023. No similar government subsidies were received in the year ended March 31, 2024.
Interest income	3,282	9,261	+182.2%	
Other miscellaneous income	12,674	-		
Total other incomes	69,802	9,261		
Income before taxes	1,501,937	2,132,144		
Provision for income taxes	222,690	334,071	+50.0%	The increase was mainly due to the increase in net income before provision for income taxes.
Net income	1,279,247	1,798,073		The increase in net income was attributable to the increase in revenue and gross margin, partially offset by the increase in income tax expense.

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Appendix 34

Summarized financial statements

($)	6 months ended Sept. 30, 2023 (Unaudited)	6 months ended Sept. 30, 2024 (Unaudited)	YoY	Summary
Revenue	1,548,195	1,750,043	+13.0%	Revenue increased mainly because of the increase in revenue from referral services and general advisory services offset by the decrease in IPO sponsorship services.
Cost of revenue	973,018	499,092	-48.7%	Our cost of revenue decreased mainly due to reduced bonuses payable to employees in the project execution function.
Gross profit	575,177	1,250,951	+117.5%	
Gross profit margin	37.2%	71.5%		The increase in gross profit margin in the six months ended September 30, 2024 was mainly attributable to an increase in the provision of referral services and general advisory services while such services are provided by our in-house employees and their salaries, which are a core part of our cost of revenue and recorded a decrease during the period.
General and administrative expenses	879,442	716,183	-18.6%	Our general and administrative expenses decreased mainly because of reduced bonuses payable to employees in the administrative function and tightening cost control measures for office and entertainment expenses.
Total operating expenses	879,442	716,183		
Operating income (loss)	(304,265)	534,768		
Interest income	4,535	5,004	+10.3%	
Other miscellaneous income	-	308		
Total other incomes	4,535	5,312		
Income (loss) before taxes	(299,730)	540,080		
Provision for income taxes (benefit)	(29,001)	97,248		We recorded income tax expense of $97,248 for the six months ended September 30, 2024, compared to income tax benefit of $29,001 for the six months ended September 30, 2023. Such change was attributable to the change from net loss before provision for income taxes to net income before provision for income taxes in the corresponding periods.
Net income (loss)	(270,729)	442,832		The improvement was attributable to the increase in revenue and gross margin, and the decrease in general and administrative expense.

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.

Investor Presentation Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss. Append ix Issuer Grande Group Limited Suite 2701, 27/F., Tower 1, Admiralty Center, 18 Harcourt Road, Admiralty, Hong Kong Tel: +852 3890 3601 Underwriters Cathay Securities, Inc. 40 Wall Street, Suite 3600 New York, NY 10005 United States Tel: +1 855 - 939 - 3888 Contacts 35

Grande Group Limited

Note: See offering documents for further risks and disclosures. There is no guarantee that any specific outcome will be achieved. Investments may be speculative, illiquid and there is a risk of loss.